Exhibit B


                             JOINT FILING AGREEMENT

     This Agreement is filed as an exhibit to Schedule 13G/A being filed by Potomac Capital Management LLC, Potomac Capital Management Inc., and Paul J. Solit in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, which requires an agreement in writing indicating that the Schedule 13G/A to which this Agreement is attached is filed on behalf of the below-named entities, that they are each responsible for the timely filing of the Schedule 13G/A and any amendments thereto and for the completeness and accuracy of the information concerning such persons contained therein.


         Dated: February 27, 2006

                                       POTOMAC CAPITAL MANAGEMENT LLC

                                       By:   /s/ Paul J. Solit
                                             --------------------------------
                                             Paul J. Solit, Managing Member

                                       POTOMAC CAPITAL MANAGEMENT INC.

                                       By:   /s/ Paul J. Solit
                                             --------------------------------
                                             Paul J. Solit, President

                                       PAUL J. SOLIT

                                       By:   /s/ Paul J. Solit
                                             --------------------------------
                                             Paul J. Solit